Exhibit (8)(t)

EIGHTH AMENDMENT TO CUSTODIAN CONTRACT

AGREEMENT dated as of the 25th day of September, 1996 between State Street Bank and Trust Company (the "Custodian") and Sanford C. Bernstein Fund, Inc. (the "Fund").

WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated as of October 12, 1988, as amended as of May 8, 1989, July 24, 1989, April 30, 1990, March 18, 1992, April 19, 1994, August 21, 1995 and May 6, 1996; and

WHEREAS, the Custodian and the Fund desire to amend (1) Schedule A to the Custodian Contract to change the approved Italian subcustodian for the Fund from Morgan Guaranty Trust Company to Banque Paribas and to add The Fuji Bank, Limited as an additional subcustodian in Japan and (2) Schedule B to the Custodian Contract to add The Hongkong and Shanghai Banking Corporation as an additional subcustodian in India;

NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby agree to amend Schedules A and B to the Custodian Contract in their entirety to read as set forth on Schedules A and B hereto.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as a sealed instrument as of the date first above written.

SANFORD C. BERNSTEIN FUND, INC.

By: Jean Margo Reid, Secretary

STATE STREET BANK AND TRUST COMPANY

By: Jeff D. Conway, Vice President

SCHEDULE A COVERING
BERNSTEIN GOVERNMENT SHORT DURATION PORTFOLIO
BERNSTEIN SHORT DURATION PLUS PORTFOLIO
BERNSTEIN INTERMEDIATE DURATION PORTFOLIO
BERNSTEIN DIVERSIFIED MUNICIPAL PORTFOLIO
BERNSTEIN NEW YORK MUNICIPAL PORTFOLIO
BERNSTEIN CALIFORNIA MUNICIPAL PORTFOLIO
BERNSTEIN SHORT DURATION CALIFORNIA MUNICIPAL PORTFOLIO
BERNSTEIN SHORT DURATION DIVERSIFIED MUNICIPAL PORTFOLIO
BERNSTEIN SHORT DURATION NEW YORK MUNICIPAL PORTFOLIO
BERNSTEIN INTERNATIONAL VALUE PORTFOLIO
BERNSTEIN EMERGING MARKETS VALUE PORTFOLIO

Country           Subcustodian(s)
-------           ---------------


Australia         Bank:               Westpac Banking Corporation
                  Depository:         Austraclear Limited

Austria           Bank:               GiroCredit Bank
                                      Aktiengesellschaft der Sparkassen

                  Depository:         Oesterreichische Kontrollbank AG

Belgium           Bank:               Generale Bank
                  Depository:         Caisse Interprofessionelle de
                                      Depots et de Virements de
                                      Titres S.A. (CIK)

Canada            Bank:               Canada Trustco Mortgage Company
                  Depository:         The Canadian Depository for
                                      Securities Limited (CDS)

Denmark           Bank:               Den Danske Bank
                  Depository:         Vaerdipapircentralen - The
                                      Danish Securities Center (VP)

Finland           Bank:               Merita Bank Limited
                  Depository:         The Central Share Register
                                      of Finland

France            Bank:               Banque Paribas
                  Depository:         Societe Interprofessionnelle
                                      pour la Compensation des Valeurs
                                      Mobilieres (SICOVAM)

Germany           Bank:               Dresdner Bank AG
                  Depository:         The Deutscher Kassenverein AG

Hong Kong         Bank:               Standard Chartered Bank
                  Depository:         The Central Clearing and
                                      Settlement System (CCASS)

Ireland           Bank:               Bank of Ireland

Italy             Bank:               Banque Paribas
                  Depository:         Monte Titoli S.p.A.

Japan             Banks:              The Sumitomo Trust & Banking
                                      Co., Ltd.
                                      The Daiwa Bank, Limited
                                      The Fuji Bank, Limited
                  Depository:         Japan Securities Depository
                                      Center (JASDEC)

Malaysia          Bank:               Standard Chartered Bank
                                      Malaysia Berhad

                  Depository:         Malaysian Central Depository
                                      Sdn. Bhd. (MCD)

Netherlands       Bank:               MeesPierson N.V.
                  Depository:         Nederlands Centraal Instituut
                                      voor Giraal Effectenverkeer B.V.
                                      (NECIGEF)

New Zealand       Bank:               ANZ Banking Group (New Zealand)
                                      Limited

Norway            Bank:               Christiania Bank og Kreditkasse
                  Depository:         Verdipapirsentralen, The
                                      Norwegian Registry of
                                      Securities (VPS)

Singapore         Bank:               The Development Bank of
                                      Singapore Ltd.
                  Depository:         The Central Depository (Pte)
                                      Limited (CDP)

Spain             Bank:               Banco Santander, S.A.
                  Depository:         Servicio de Compensacion y
                                      Liquidacion de Valores (SCLV)

Sweden            Bank:               Skandinaviska Enskilda Banken
                                      (SEB)
                  Depository:         Vardepapperscentralen VPC AB,
                                      The Swedish Securities Register
                                      Center

Switzerland       Bank:               Union Bank of Switzerland
                  Depository:         Schweizerische Effekten-Giro AG
                                      (SEGA)

United
Kingdom           Bank:               State Street Bank and Trust
                                      Company, London Branch
                                      State Street London Limited
                                      (Subsidiary) -- access to Euroclear
                                      and Cedel

General Depositories:                 The Euroclear System (Euroclear)
                                      Cedel Bank societe anonyme

SCHEDULE B COVERING
BERNSTEIN EMERGING MARKETS VALUE PORTFOLIO


Country           Subcustodians
-------           -------------


Argentina         Bank:               Citibank, N.A.
                  Depository:         Caja de Valores S.A.

Brazil            Bank:               Citibank, N.A.
                  Depositories:       Bolsa de Valores de Sao
                                      Paulo (Bovespa)

                                      Banco Central do Brasil,
                                      Systema Especial de
                                      Liquidacao e Custodia
                                      (SELIC)

Chile             Bank:               Citibank, N.A.

People's Republic
 of China         Bank:               The Hongkong and Shanghai
                                      Banking Corporation
                                      Limited, Shanghai and
                                      Shenzhen Branches
                  Depositories:       Shanghai Securities Central
                                      Clearing and Registration
                                      Corporation (SSCCRC)
                                      Shenzhen Securities
                                      Registrars Co., Ltd. and
                                      its designated agent
                                      banks

Greece            Bank:               National Bank of Greece S.A.
                  Depository:         The Central Securities
                                      Depository (Apothetirion Titlon
                                      A.E.)

India             Bank:               Deutsche Bank AG
                                      The Hongkong and Shanghai
                                      Banking Corporation
                                      Limited, Bombay Branch

Indonesia         Bank:               Standard Chartered Bank

Israel            Bank:               Bank Hapoalim B.M.
                  Depository:         The Clearing House of the
                                      Tel Aviv Stock Exchange

Republic of
Korea             Bank:               SEOULBANK
                  Depository:         Korea Securities
                                      Depository (KSD)

Mexico            Bank:               Citibank Mexico, S.A.

                  Depositories:       S.D. INDEVAL, S.A. de
                                      C.V. (Instituto para el
                                      Deposito de Valores)
                                      Banco de Mexico


Philippines       Bank:               Standard Chartered Bank

Portugal          Bank:               Banco Comercial Portugues
                  Depository:         Central de Valores
                                      Mobiliarios (Central)

South Africa      Bank:               Standard Bank of South
                                      Africa Limited

Taiwan - R.O.C.   Bank:               Central Trust of China
                  Depository:         The Taiwan Securities
                                      Central Depository
                                      Company, Ltd. (TSCD)

Thailand          Bank:               Standard Chartered Bank
                  Depository:         Thailand Securities
                                      Depository Company
                                      Limited (TSD)

Turkey            Bank:               Citibank, N.A.
                  Depository:         Istanbul Stock Exchange
                                      Settlement and Custody
                                      Co., Inc. (I.M.K.B. Takas
                                      ve Saklama A.S.)